EXHIBIT 99

MBT Financial Corp. Announces Improved Second Quarter Results

MONROE, Mich., July 27, 2010 – MBT Financial Corp., (Nasdaq: MBTF), the parent company of Monroe Bank & Trust, reported a net loss of $372,000, or $0.02 per share, in the second quarter of 2010, compared to the loss of $5.4 million, or $0.33 per share in the second quarter of 2009. The decrease in the loss was mainly due to the decrease in the provision for loan losses from $8.0 million in the second quarter of 2009 to $3.75 million in the second quarter of 2010. After a profitable first quarter of 2010, the Company reported a year to date net loss of $24,000, or $0.00 per share, compared to the loss of $6.7 million, or $0.42 per share for the first six months of 2009.

The Net Interest Income for the second quarter of 2010 was $9.2 million, a decrease of $1.0 million, or 9.8% compared to the same period in 2009. The net interest income decreased because the average earning assets decreased $141 million, or 10.5%. This included a decrease of $102 million, or 11.1% in average loans, as weak economic conditions, coupled with ongoing stringent underwriting standards, continue to have a negative impact on loan demand and growth.

Non interest income, excluding securities gains, increased from $3.6 million in the second quarter of 2009 to $4.0 million in the second quarter of 2010. This was due to improvements in all revenue sources except service charges on deposit accounts, which decreased due to lower overdraft fees. Total non interest expenses decreased $2.0 million, or 13.4%. The bank’s efforts to control expenses resulted in a significant reduction in salaries and benefits. Also, losses on Other Real Estate Owned decreased sharply and FDIC insurance costs decreased due to a special assessment in the second quarter of 2009.

Total assets of the company decreased $177.9 million compared to June 30, 2009, mainly due to the previously mentioned decrease in loan demand and the repayment of $135.0 million of funds borrowed from the Federal Home Loan Bank. Non interest bearing demand deposits increased by 13.0% over the 12 month period, as the market continues to demonstrate the value of our customer focused community bank model. Total assets decreased by $119.7 million since the end of 2009 due to the repayment of $115.0 million of borrowed funds in the second quarter of 2010. Due to the small loss year to date and the decrease in the unrealized loss on investment securities available for sale, capital increased $4.4 million so far this year, and the ratio of equity to assets, a key indicator of bank strength and safety, increased from 5.91% at December 31, 2009 to 6.82% at June 30, 2010. In addition, the company’s liquidity position remains good, with cash and investments totaling 27.0% of assets, down slightly from 29.9% at the end of 2009.

H. Douglas Chaffin, President and CEO, commented, “The national economy is recovering slowly, and the conditions in southeast Michigan remain weak, but stable. Local unemployment rates remain high and property values remain low. However, stability in each of these indicators that began in the second half of 2009 continued through the second quarter of 2010. Our total problem assets decreased $3.2 million, or 2.0% during the quarter. Also in the second quarter of this year, our total loans decreased $15.7 million, causing our Allowance for Loan Losses as a percent of loans to increase from 2.93% to 2.97%.”

Mr. Chaffin concluded, “Although real estate values and unemployment rates in our market have been stable for the fourth consecutive quarter, we do not anticipate significant recovery in our local markets this year. We will continue to focus our efforts on improving asset quality, maintaining liquidity, strengthening capital, seeking new sources of revenue, and controlling expenses. Our Board is continuing to pursue options available to us to raise additional capital. While we are pleased with the improvement over last year’s results, we still have much work ahead of us given our current environment.”

Conference Call
MBT Financial Corp. will hold a conference call to discuss second quarter results on Wednesday, July 28, at 10:00 a.m. Eastern Time.  The call will be webcast and can be accessed at the Investor Relations/Corporate Profile page of MBT Financial Corp.’s web site www.mbandt.com. The call can also be accessed by calling (877) 317-6789. The event will be archived on the Company’s web site and available for twelve months following the call.

About the Company
MBT Financial Corp. (NASDAQ: MBTF), a single bank holding company headquartered in Monroe, Michigan, is the parent company of Monroe Bank & Trust (MBT).

Founded in 1858, MBT is one of the largest community banks in Southeast Michigan. MBT is a full-service bank, offering a complete range of business and personal accounts, credit options, and phone and online banking services. MBT’s Wealth Management Group is one of the largest and most respected in Southeastern Michigan. With 25 offices, 41 ATMs, and a comprehensive array of products and services, MBT prides itself in offering an incomparable banking experience for its customers.  Visit MBT’s web site at www.mbandt.com.

Forward-Looking Statements
Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 21A of the Securities Exchange Act of 1934.  Forward-looking statements which are based on various assumptions (some of which are beyond the Company's control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of these terms.  Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, change in the financial and securities markets, including changes with respect to the market value of our financial assets, the availability of and costs associated with sources of liquidity, and the ability of the Company to resolve or dispose of problem loans.  The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

MBT FINANCIAL CORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS - UNAUDITED

	Quarterly					Year to Date
	2010	2010	2009	2009	2009
(dollars in thousands except per share data)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	2010	2009

EARNINGS
Net interest income	$9,188	$9,405	$10,101	$10,516	$10,185	$18,593	$20,398
FTE Net interest income	$9,389	$9,677	$10,417	$10,857	$10,536	$19,066	$21,101
Provision for loan and lease losses	$3,750	$2,200	$17,000	$6,800	$8,000	$5,950	$12,200
Non-interest income	$6,819	$4,041	$(40)	$3,559	$3,630	$10,860	$6,961
Non-interest expense	$12,629	$10,898	$11,798	$11,390	$14,589	$23,527	$26,586
Net income (loss)	$(372)	$348	$(25,112)	$(2,325)	$(5,373)	$(24)	$(6,740)
Basic earnings (loss) per share	$(0.02)	$0.02	$(1.56)	$(0.14)	$(0.33)	$-	$(0.42)
Diluted earnings (loss) per share	$(0.02)	$0.02	$(1.56)	$(0.14)	$(0.33)	$-	$(0.42)
Average shares outstanding	16,225,327	16,216,177	16,204,139	16,192,914	16,182,528	16,220,777	16,174,231
Average diluted shares outstanding	16,230,058	16,216,708	16,204,139	16,192,914	16,193,278	16,223,911	16,184,981

PERFORMANCE RATIOS
Return on average assets	-0.11%	0.10%	-7.17%	-0.64%	-1.48%	0.00%	-0.92%
Return on average common equity	-1.77%	1.71%	-90.17%	-8.20%	-18.31%	-0.06%	-11.33%

Base Margin	3.03%	3.01%	3.08%	3.08%	3.00%	3.02%	2.94%
FTE Adjustment	0.07%	0.09%	0.10%	0.10%	0.10%	0.08%	0.10%
Loan Fees	0.03%	0.03%	0.04%	0.06%	0.04%	0.03%	0.05%
FTE Net Interest Margin	3.13%	3.13%	3.22%	3.24%	3.14%	3.13%	3.09%

Efficiency ratio	63.84%	67.75%	61.93%	61.90%	70.22%	65.79%	69.96%
Full-time equivalent employees	356	351	362	361	370	354	378

CAPITAL
Average equity to average assets	6.44%	6.08%	7.95%	7.84%	8.10%	6.26%	8.09%
Book value per share	$5.31	$5.17	$5.04	$6.77	$6.80	$5.31	$6.80
Cash dividend per share	$-	$-	$-	$-	$0.01	$-	$0.02

ASSET QUALITY
Loan Charge-Offs	$3,967	$2,362	$11,721	$12,364	$6,334	$6,329	$7,909
Loan Recoveries	$131	$211	$211	$262	$456	$342	$1,056
Net Charge-Offs	$3,836	$2,151	$11,510	$12,102	$5,878	$5,987	$6,853

Allowance for loan and lease losses	$24,026	$24,112	$24,063	$18,573	$23,875	$24,026	$23,875

Nonaccrual Loans	$65,066	$61,722	$56,992	$62,038	$61,917	$65,066	$61,917
Loans 90 days past due	$166	$53	$20	$192	$300	$166	$300
Restructured loans	$25,058	$28,042	$29,102	$14,359	$7,552	$25,058	$7,552
Total non performing loans	$90,290	$89,817	$86,114	$76,589	$69,769	$90,290	$69,769
Other real estate owned & other assets	$18,387	$19,634	$18,832	$20,737	$18,270	$18,387	$18,270
Nonaccrual Investment Securities	$4,740	$4,740	$4,740	$-	$945	$4,740	$945
Total non performing assets	$113,417	$114,191	$109,686	$97,326	$88,984	$113,417	$88,984
Problem Loans Still Performing	$41,693	$44,105	$46,278	$48,366	$59,076	$41,693	$59,076
Total Problem Assets	$155,110	$158,296	$155,964	$145,692	$148,060	$155,110	$148,060

Net loan charge-offs to average loans	1.88%	1.04%	5.25%	5.34%	2.57%	1.46%	1.49%
Allowance for losses to total loans	2.97%	2.93%	2.83%	2.11%	2.62%	2.97%	2.62%
Non performing loans to gross loans	11.18%	10.91%	10.13%	8.71%	7.66%	11.18%	7.66%
Non performing assets to total assets	8.98%	8.27%	7.93%	6.75%	6.17%	8.98%	6.17%
Allowance to non performing loans	26.61%	26.85%	27.94%	24.25%	34.22%	26.61%	34.22%

END OF PERIOD BALANCES
Loans and leases	$807,788	$823,515	$849,910	$879,513	$910,356	$807,788	$910,356
Total earning assets	$1,144,120	$1,260,637	$1,258,073	$1,315,930	$1,321,006	$1,144,120	$1,321,006
Total assets	$1,263,678	$1,381,616	$1,383,369	$1,442,512	$1,441,582	$1,263,678	$1,441,582
Deposits	$1,023,657	$1,028,921	$1,031,791	$1,047,649	$1,039,479	$1,023,657	$1,039,479
Interest Bearing Liabilities	$1,022,293	$1,149,728	$1,155,253	$1,199,403	$1,189,725	$1,022,293	$1,189,725
Shareholders' equity	$86,201	$83,913	$81,764	$109,597	$110,010	$86,201	$110,010
Total Shares Outstanding	16,228,029	16,222,177	16,210,110	16,198,785	16,187,277	16,228,029	16,187,277

AVERAGE BALANCES
Loans and leases	$816,487	$836,122	$869,130	$899,795	$918,513	$826,252	$926,596
Total earning assets	$1,205,711	$1,253,567	$1,283,459	$1,331,381	$1,346,749	$1,229,509	$1,375,868
Total assets	$1,311,835	$1,361,507	$1,390,421	$1,434,971	$1,452,339	$1,336,533	$1,482,657
Deposits	$1,017,761	$1,024,651	$1,024,353	$1,051,967	$1,054,447	$1,021,187	$1,077,587
Interest Bearing Liabilities	$1,093,471	$1,149,938	$1,158,525	$1,202,082	$1,212,880	$1,121,549	$1,235,336
Shareholders' equity	$84,486	$82,775	$110,488	$112,533	$117,677	$83,635	$120,010

MBT FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Quarter Ended June 30,		Six Months Ended June 30,
Dollars in thousands (except per share data)	2010	2009	2010	2009

Interest Income
Interest and fees on loans	$11,642	$13,165	$23,591	$26,765
Interest on investment securities-
Tax-exempt	476	865	1,114	1,742
Taxable	2,353	3,828	5,042	8,328
Interest on balances due from banks	28	12	66	27
Total interest income	14,499	17,870	29,813	36,862

Interest Expense
Interest on deposits	3,336	4,582	6,689	10,106
Interest on borrowed funds	1,975	3,103	4,531	6,358
Total interest expense	5,311	7,685	11,220	16,464

Net Interest Income	9,188	10,185	18,593	20,398
Provision For Loan Losses	3,750	8,000	5,950	12,200

Net Interest Income After
Provision For Loan Losses	5,438	2,185	12,643	8,198

Other Income
Income from wealth management services	1,141	906	2,103	1,820
Service charges and other fees	1,301	1,432	2,572	2,788
Net gain on sales of securities	2,791	50	3,086	656

Other Than Temporary Impairment on securities	-	-	-	(6,400)
Portion of OTTI loss recognized in other comprehensive income (before taxes)	-	-	-	5,631
Net impairment losses	-	-	-	(769)

Origination fees on mortgage loans sold	137	122	269	231
Bank Owned Life Insurance income	450	296	839	665
Other	999	824	1,991	1,570
Total other income	6,819	3,630	10,860	6,961

Other Expenses
Salaries and employee benefits	4,652	5,400	9,721	10,834
Occupancy expense	703	727	1,508	1,641
Equipment expense	797	771	1,637	1,619
Marketing expense	256	279	504	521
Professional fees	508	409	988	867
Collection expense	102	101	196	564
Net loss on other real estate owned	954	4,174	1,990	6,030
Other real estate owned expense	601	467	1,352	766
FDIC deposit insurance assessment	611	1,250	1,242	1,686
Debt prepayment penalties	2,492	-	2,492	-
Other	953	1,011	1,897	2,058
Total other expenses	12,629	14,589	23,527	26,586

Loss Before Income Taxes	(372)	(8,774)	(24)	(11,427)
Income Tax Benefit	-	(3,401)	-	(4,687)
Net Loss	$(372)	$(5,373)	$(24)	$(6,740)

Basic Loss Per Common Share	$(0.02)	$(0.33)	$-	$(0.42)

Diluted Loss Per Common Share	$(0.02)	$(0.33)	$-	$(0.42)

Dividends Declared Per Common Share	$-	$0.01	$-	$0.02

MBT FINANCIAL CORP.
CONSOLIDATED BALANCE SHEETS

	June 30, 2010	December 31,	June 30, 2009
Dollars in thousands	(Unaudited)	2009	(Unaudited)

Assets
Cash and Cash Equivalents
Cash and due from banks
Non-interest bearing	$17,341	$18,448	$18,047
Interest bearing	61,267	51,298	5,513
Total cash and cash equivalents	78,608	69,746	23,560

Securities - Held to Maturity	27,229	36,433	40,578
Securities - Available for Sale	234,750	307,346	351,473
Federal Home Loan Bank stock - at cost	13,086	13,086	13,086
Loans held for sale	699	931	825
Loans - Net	783,063	824,916	885,656
Accrued interest receivable and other assets	45,261	50,580	46,517
Bank Owned Life Insurance	49,558	47,953	47,592
Premises and Equipment - Net	31,424	32,378	32,295
Total assets	$1,263,678	$1,383,369	$1,441,582

Liabilities
Deposits:
Non-interest bearing	$144,864	$135,038	$128,254
Interest-bearing	878,793	896,753	911,225
Total deposits	1,023,657	1,031,791	1,039,479

Federal Home Loan Bank advances	113,500	228,500	248,500
Repurchase agreements	30,000	30,000	30,000
Interest payable and other liabilities	10,320	11,314	13,593
Total liabilities	1,177,477	1,301,605	1,331,572

Shareholders' Equity
Common stock (no par value)	664	593	496
Retained Earnings	88,372	88,396	115,832
Accumulated other comprehensive loss	(2,835)	(7,225)	(6,318)
Total shareholders' equity	86,201	81,764	110,010
Total liabilities and shareholders' equity	$1,263,678	$1,383,369	$1,441,582

FOR FURTHER INFORMATION:
H. Douglas Chaffin	John L. Skibski	Mary Jane Town
Chief Executive Officer	Chief Financial Officer	Marketing Officer
(734) 384-8123	(734) 242-1879	(734) 240-2510
doug.chaffin@mbandt.com	john.skibski@mbandt.com	maryjane.town@mbandt.com